UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

BREDA TELEPHONE CORP.

(Exact name of registrant as specified in its charter)

Iowa	0-26525	42-0895882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 East Main, P.O. Box 190, Breda, Iowa	51436
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (712) 673-2311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

Breda Telephone Corp.'s board of directors amended Section 3.1 of the Amended and Restated Bylaws of Breda Telephone Corp. to provide that the annual meeting of the shareholders of Breda Telephone Corp. shall be held during the months of March through September of each year. Section 3.1 of the Amended and Restated Bylaws previously provided that the annual meeting of the shareholders was to be held during the months of March, April or May of each year. The amendment was effective April 26, 2006.

The text of Section 3.1 of the Amended and Restated Bylaws of Breda Telephone Corp., as amended, is as follows:

Section 3.1 Annual Meeting The annual meeting of the shareholders shall be held during the months of March through September of each year at such time, place, and date as the board of directors may select and which shall be designated in the notice of the meeting to the shareholders, for the purpose of electing board members, passing upon reports for the previous fiscal year and transacting such other business as may come before the meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREDA TELEPHONE CORP.

Date: May 1, 2006	By: /s/ Jane Morlok
Jane Morlok, Interim Chief Executive
Officer and Chief Financial Officer